EXHIBIT 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 2, 1998 on our audit of the consolidated financial statements of POINT PLASTICS, INC. AND SUBSIDIARY included in Synetic, Inc.'s Form 8-K dated July 29, 1998, into this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement under the Securities Act of 1933 (File No. 333-81123) and to all references to our Firm included in this registration statement.

                                           Very truly yours,

                                           LINKENHEIMER LLP



                                           By: /s/ R. John Jones
                                              --------------------------------



Santa Rosa, California
July 23, 1999